Exhibit 99.1

Contact:

Denise T. Powell

Sr. Director, Corporate Communications

Threshold Pharmaceuticals, Inc.

650-474-8206

dpowell@thresholdpharm.com

THRESHOLD PHARMACEUTICALS ACHIEVED COMPLIANCE WITH

NASDAQ MINIMUM BID PRICE RULE

REDWOOD CITY, CA – September 9, 2008 — Threshold Pharmaceuticals, Inc. (Nasdaq: THLDD), announced today that it has received written communication from the NASDAQ Listing Qualifications Panel that the Company has demonstrated compliance with NASDAQ’s Minimum Bid Price Requirement, as evidenced by a closing bid price of $1.00 or more for a minimum of ten consecutive trading days. Accordingly, the NASDAQ Hearings Panel has determined that the Company’s shares will continue to be listed on the NASDAQ Capital Market.

“We believe that our listing on the NASDAQ market is strategically important to Threshold, and we are pleased that our efforts to retain this listing have been successful,” said Barry Selick, Ph.D., Threshold’s chief executive officer.

About Threshold Pharmaceuticals

Threshold is a biotechnology company focused on the discovery and development of small molecule therapeutics for the treatment of cancer. By selectively targeting abnormally-proliferating tumor cells, the Company’s drug candidates are designed potentially to be more effective and less toxic to healthy tissues than conventional treatments. For additional information, please visit our website (www.thresholdpharm.com).

Forward-Looking Statements

Except for statements of historical fact, the statements in this press release are forward-looking statements, including statements regarding the continued listing of the Company’s common stock on the NASDAQ Capital Market, Threshold’s product candidates and their potential therapeutic uses and benefits. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, Threshold’s ability to commence, enroll or complete its anticipated clinical trials, the time and expense required to conduct such clinical trials and analyze data, issues arising in the regulatory or manufacturing process and the results of such clinical trials (including product safety issues and efficacy results). Further information regarding these and other risks is included under the heading “Risk Factors” in Threshold’s Quarterly Report on Form 10-Q, which was filed with the Securities Exchange Commission on August 7, 2008 and is available from the SEC’s website (www.sec.gov) and on our website (www.thresholdpharm.com) under the heading “Investors.” We do not intend to update any forward-looking statement made in this news release.